UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 16, 2021

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A ordinary shares	LBTYA	Nasdaq Global Select Market
Class B ordinary shares	LBTYB	Nasdaq Global Select Market
Class C ordinary shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Pursuant to the Liberty Global, Inc. 2014 Incentive Plan, as amended (the “Incentive Plan”), on February 16, 2021, the Compensation Committee (the “Committee”) of Liberty Global plc’s Board of Directors approved performance goals for the fiscal year ending December 31, 2021, in respect of annual performance awards to its executive officers (the “2021 Performance Awards”) who will participate in the program like other Company employees. In the following text, the terms “we”, “our”, “our company” and “us” refers to Liberty Global plc. The 2021 Performance Award is one component of an executive’s compensation, together with cash salary and long term equity incentive programs and other benefits. The 2021 Performance Award program is based on the fiscal year performance and is paid in cash or equity or a combination thereof as described below.

After completion of the fiscal year ending December 31, 2021, the target 2021 Performance Award is determined using the following performance metrics for the fiscal year ending December 31, 2021: the achievement of annual revenue and operating free cash flow budgets, the achievement of a target average customer relationship net promoter score and the achievement of respective department goals and objectives. Based on the achievement of these performance metrics, the actual payout is determined; if the targets are met, the payout is 100%. A payout of up to an additional 50% of the target bonus amount is available for over-performance against budget for each of the revenue, operating free cash flow and net promoter score metrics, however the maximum payout for the department metric will be limited to 100% of its weighted portion. As a result, the maximum payout under the 2021 Performance Award related to these company performance metrics is 145%. In special circumstances, the Committee can further increase the 2021 Performance Award to up to 1.5 times the achieved bonus amount to recognize exceptional individual performance and special contributions. The Committee can also reduce the 2021 Performance Award for an individual officer to reflect under-performance. The Committee may decide whether to pay the 2021 Performance Award in cash or shares of the company.

The terms of the 2021 Performance Award allow employees and executive officers to elect to receive up to 100% of their 2021 Performance Awards in ordinary shares of our company (such shares received, the “bonus shares”). An employee who elects to receive bonus shares will also receive an illiquidity premium in restricted share units of 12.5% of the gross number of bonus shares earned under the 2021 Performance Award. The “illiquidity premium” restricted share units will vest after 12 months only if the employee holds the bonus shares for the 12 month period; if the holding period is not met, these units will lapse.

Our CEO and the four executive officers of our company who we currently anticipate will be among our five most highly compensated executive officers for fiscal year 2021 (the “2021 NEOs”) will participate in the 2021 Performance Awards along with other employees. The personal performance objectives for the 2021 NEOs consist of qualitative measures, which include individual strategic, financial, transactional, organizational and/or operational goals for each officer.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.     Exhibit Name

Exhibit No.	Exhibit Name

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requiremen    ts of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: February 22, 2021